Ceton/Fackelmann Agreement of 11 May 2000                  Butter Dispenser Dish

[SIGNATURE]
Alice Schlattl                                 Alexander Fackelmann

                             DISTRIBUTION AGREEMENT

between

Fackelmann GmbH & Co., Werner-v.-Siemens-Strasse 6, 91211 Hersbruck (hereinafter, "Fackelmann") represented by Mr. Alexander Fackelmann

and

Cetoni GmbH, Patriching 26, 94034 Passau
(hereinafter, "Cetoni")
represented by Ms. Alice Schlattl

1. SUBJECT OF AGREEMENT

The subject of this Agreement shall be the plastic embodiment of the "butter dispenser dish" product.

Fackelmann shall be free to determine the ultimate product name.

2. TERM

The distribution right for the "butter dispenser dish" shall begin upon the signing of this Agreement.

This Agreement is hereby concluded for an indefinite period of time. This Agreement may be duly terminated by written notice upon observance of a notice period of 12 months.

The right to terminate this Agreement for good cause shall not be prejudiced hereby.

Cetoni shall be obligated throughout the term of this Agreement including any residual term after termination to deliver the ordered goods to Fackelmann, which shall be obligated to accept such ordered goods. This obligation shall also apply in the event the delivery date is beyond the term of this Agreement.

3. DISTRIBUTION TERRITORY

Cetoni hereby grants Fackelmann the exclusive distribution right with regard to the Subject-Product.

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4. QUANTITIES TO BE PURCHASED

No minimum quantities to be purchased within a certain period of time shall be agreed upon based on Fackelmann's well-known outstanding market presence.

5. DISTRIBUTION ACTIVITIES

Fackelmann hereby agrees to market the "butter dispenser dish" while exhausting its distribution resources as best as possible. Cetoni shall have the right to receive information regarding the status of Fackelmann's marketing activities upon request.

6. PRICES; SETTLEMENT

Butter dish including individual packaging                              DM 3.50

(The above price shall apply provided the costs of the Fackelmann individual packaging approximately correspond to the costs of the presented Cetoni packaging.)

The calculation of the above-mentioned price conditions is based on the assumption of a large number of purchased units.

In the event the unit price agreed upon for the "butter dispenser dish" is no longer realizable on the part of Cetoni based on the narrow price calculation, e.g., due to increasing raw material prices or other price factors, Fackelmann shall immediately be informed of such and presented an adjusted unit price. In the event an agreement is reached in this regard, the newly agreed-upon price conditions shall be incorporated into this Distribution Agreement. No other conditions of this Agreement shall be affected thereby.

In the event no agreement is reached with regard to an adjusted unit price and this Distribution Agreement is terminated as a result, Cetoni shall be obligated to supply Fackelmann also during the residual term after notice of termination at the applicable prices in this Agreement.

Fackelmann shall bear the costs for the design of packaging, provision of film, etc. Cetoni shall be provided the necessary printer's copies free-of charge.

Prices:                           in DM per unit plus applicable value-added tax

Terms of Payment                  2% discount within 14 days; net price without
                                  deduction within 30 days

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7. TERMS AND CONDITIONS OF DELIVERY

         The following terms and conditions of delivery are hereby agreed upon in relation to the transport costs from the Passau plant:

         Net Value of Good in DM
--------------------------------------------------------------------------------

         <5,000         Fackelmann shall bear 100% of the total transport costs.

         5,001-10,000   Fackelmann and Cetoni shall each bear 50% of the
                        transport costs.

         > 10,000       Cetoni shall bear 100% of the total transport costs.

8. PRODUCT MODIFICATIONS

         Cetoni hereby agrees to present Fackelmann any type of improvements or further developments related to the butter dispenser dish, and, if desired, to incorporate such improvements or developments into the product. In such event prices, expenses, etc. shall be set cut in a separate agreement in writing. Fackelmann hereby agrees not to develop, produce, or distribute any modified version of the "butler dispenser dish" with the knowledge obtained in the course of the business relation with Cetoni or to disclose any corresponding information to third parties.

9. PLACE OF JURISDICTION

         Passau shall be the place of jurisdiction.

10. MODIFICATIONS

         Any modifications of and supplements to this Agreement must be made in writing. No party may invoke the argument of actual practice at variance with this Agreement unless such variance is set out in writing. No verbal collateral agreements have been made. This requirement for the written form may only be waived in writing.

11. TRANSFER OF RIGHTS

         The rights from this Agreement may only be transferred with the express prior written permission of the other Party.

12. FINAL PROVISIONS

         This Agreement shall continue to be valid in the event individual provisions hereof prove to be invalid. The affected provision is then to be construed in such a way that the purpose originally pursued with it is reached to the extent possible.

         This Agreement shall be based on mutual trust. The Parties shall endeavor to agree in an amicable fashion on any differences of opinion.

         This Agreement shall take effect after being signed.

         Passau, 11 May 2000                 Hersbruck 11 May 2000

         Cetoni GmbH                         Fackelmann GmbH & Co.

         [Signature]                         [Signature]
         Alice Schlattl                      Alexander Fackelmann